                                                                   EXHIBIT 10.26

                    OEM PURCHASE AND DEVELOPMENT AGREEMENT
                                    BETWEEN

                               3COM CORPORATION

                                      AND

                        COPPER MOUNTAIN NETWORKS, INC.


          THIS OEM PURCHASE AND DEVELOPMENT AGREEMENT ("Agreement") is entered into effective as of November 24, 1998 ("Effective Date") between 3COM CORPORATION ("3Com"), a Delaware corporation located at 5400 Bayfront Plaza, Santa Clara, CA 95052-8145, and COPPER MOUNTAIN NETWORKS, INC. ("Seller"), a California corporation located at 2470 Embarcadero Way, Palo Alto, CA 94303

                                   RECITALS

          WHEREAS, Seller has developed certain proprietary symmetric digital subscriber line ("SDSL") technology and products and ISDN digital subscriber line ("ISDL") technology and products;

          WHEREAS, [***]

          WHEREAS, [***]

          WHEREAS, [***]

          WHEREAS, the parties desire to engage in certain joint marketing efforts to achieve commercial success for the Device; and

          WHEREAS, 3Com also desires to purchase and resell on a value-added, private-label basis, Seller's Copper Rocket/TM/ Model 201 SDSL and IDSL customer premises equipment product(s) (the "CR201").

          NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

                                       1.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                             TERMS AND CONDITIONS

1.   DEFINITIONS.

     1.1 "3COM BRANDED CR201" means CR201 units that have been rebranded by or for 3Com.

     1.2 "3COM KNOW-HOW" means the proprietary techniques, inventions, practices, methods, knowledge, designs, skill and experience relating to customer premises equipment ("CPE") and networking systems which 3Com discloses to Seller under this Agreement.

     1.3 "3COM PATENTS" means patents related to the subject matter of this Agreement issued as of the Effective Date and the patents to issue after the Effective Date on patent applications entitled to a filing date on or before the Effective Date related to the subject matter of this Agreement, including without limitation all foreign counterparts, all substitutions, extensions, reissues, renewals, divisions, continuations and continuations in part relating to such patents and their foreign counterparts, and which are owned or controlled by 3Com (where "controlled" means licensed by 3Com with a royalty-free right to grant sublicenses).

     1.4 "3COM TECHNOLOGY" means (i) the inventions, designs, discoveries and processes claimed in the 3Com Patents and (ii) the 3Com Know-How.

     1.5 "DEVICE SOFTWARE" means certain Seller DSL software, including but not limited to Seller's pre-activation signaling software and internal control protocol software, configured to run in the Device in a polled (i.e., non-interrupt driven) mode on a Motorola 68LC302 processor.

     1.6 "IMPROVEMENTS" means any improvements, discoveries, developments, modifications or derivative works, whether or not patentable.

     1.7 "INTELLECTUAL PROPERTY RIGHTS" means all current and future trade secrets, copyrights, patents and other patent rights, trademark rights, service mark rights, mask work rights and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

     1.8 "PRODUCTS" means the CR201 or the 3Com Branded CR201, as applicable, including such updates or enhancements to the CR201 or the 3Com Branded CR201 that the parties may agree upon and implement pursuant to Section 14.

     1.9 "PRODUCT SOFTWARE" means certain Seller DSL firmware that is embedded in the Products.

     1.10 "SELLER KNOW-HOW" means the proprietary techniques, inventions, practices, methods, knowledge, designs, skill and experience relating to the modification of CPE to comply with the DSL Specifications or the operation of Seller's proprietary DSL networking systems which Seller discloses to 3Com under this Agreement.

     1.11 "SELLER PATENTS" means patents issued as of the Effective Date related to the subject matter of this Agreement and the patents to issue after the Effective Date on patent

                                       2.

applications entitled to a filing date on or before the Effective Date related to the subject matter of this Agreement, including without limitation all foreign counterparts, all substitutions, extensions, reissues, renewals, divisions, continuations and continuations in part relating to such patents and their foreign counterparts, and which are owned or controlled by Seller (where "controlled" means licensed by Seller with a royalty-free right to grant sublicenses).

     1.12    "SELLER SOFTWARE" means the Device Software and the Product
Software.

     1.13 "SELLER TECHNOLOGY" means (i) the inventions, designs, discoveries and processes claimed in the Seller Patents and (ii) the Seller Know-How.

     1.14 "SPECIFICATIONS" means specifications for the Products to be agreed upon by the parties and to be attached hereto as Exhibit B (Product Specifications).

     1.15 "TESTING CRITERIA" means the test criteria and procedures mutually agreed upon by the parties to ensure the Device's compatibility with the DSL Specifications. The Testing Criteria will be set forth in Schedule A to Exhibit D attached hereto.

2.   [***]

3.   PURCHASE OF PRODUCTS; SUPPORT SERVICES.

     3.1 PURCHASE OF PRODUCTS. Seller agrees to sell the Products to 3Com and to accept purchase orders for the Products from 3Com under the terms and conditions of this Agreement. It is expressly understood that 3Com has no obligation to purchase any, or any minimum number of, Products hereunder. Further, nothing in this Agreement shall prevent 3Com from manufacturing or procuring from other sources like or comparable products.

     3.2 DOCUMENTATION LICENSE. Subject to the terms and conditions of this Agreement, Seller hereby grants 3Com, a nonexclusive, nontransferable, worldwide, fully-paid and royalty-free license to use, reproduce, modify, create derivative works based on, support, demonstrate and distribute through single or multiple tiers of distribution all end user documentation, including all subsequent updates or enhancements thereto or replacements therefor, delivered as part of or together with the Products or otherwise provided under this Agreement. Any modifications or derivative works are subject to Seller's technical approval prior to demonstration or distribution.

     3.3 SUPPORT SERVICES. Training and support services for the Products shall be provided as set forth in Exhibit C attached hereto.

     3.4 TRADEMARK RIGHTS. 3Com requests and Seller agrees to provide certain markings and identification, which includes the trademark(s) and/or trade name of 3Com, on the Products ordered and delivered to 3Com. 3Com acknowledges that initial Product production runs may not have 3Com branding, but the parties anticipate that the Product units sold to 3Com will display 3Com trademarks by approximately January 2, 1999. Such markings and identification

                                       3.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

shall be strictly in accordance with the requirements of 3Com as set forth in 3Com's Trademark Guidelines, as provided to Seller and as may be updated from time to time by 3Com. Seller is not authorized to use the trademark(s) and trade names of 3Com on any products, other than Products ordered by and delivered to 3Com, or for any other purpose. Seller is hereby granted a limited trademark license with respect to the 3Com trademarks set out in the above-mentioned markings and identification, solely for the above-mentioned use. All other use is prohibited. This license shall terminate on the earlier of termination of this Agreement or failure of Seller to maintain the quality requirements set out in this Agreement. Seller shall obtain no rights to or interest of any kind in any 3Com trademarks or trade names other than the limited right to use set out above.

     3.5 INDEMNIFICATION. 3Com shall indemnify and hold Seller harmless from and against any and all damages, costs and expenses (including without limitation reasonable attorneys' and expert witness fees) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment arising out of or related to any claims by third parties based on any infringement by the 3Com trademarks, logos or trade names of any trademark, logo or trade name of any other person or entity; provided that (i) Seller promptly notifies 3Com of such action, claim or proceeding; (ii) 3Com shall have the sole right to compromise, settle or defend any such action, claim or proceeding; provided, however, that 3Com shall not compromise or settle any such action, claim, or proceeding in a manner that does not unconditionally release Seller without Seller's prior written consent; and (iii) Seller provides 3Com reasonable assistance at 3Com's request and expense in the defense of such action, claim or proceeding.

4.   ORDER FORECAST.

     3Com shall provide Seller with a nine (9) month non-binding, forward-looking rolling forecast and update such forecast on a monthly basis. Seller shall use such forecast for internal material planning requirements only. Such forecast does not represent any commitment by 3Com to purchase Products. Further, Seller shall view all forecasts as Confidential Information in accordance with Section 21 below.

5.   PURCHASE ORDERS.

     5.1     LEADTIME. Seller agrees to supply Products to 3Com within fifty-six
(56) calendar days leadtime. Seller will make good faith, commercially reasonable efforts to reduce this leadtime. Seller will notify 3Com immediately upon any changes in leadtime.

     5.2 PURCHASE ORDERS. Purchases shall be initiated by 3Com's written or electronically dispatched purchase orders referencing the quantity, the Product, applicable price, shipping instructions and requested in house delivery dates. All purchase orders for Products placed by 3Com hereunder shall be governed by the terms and conditions of this Agreement. In the event of a conflict between the provisions of this Agreement and the terms and conditions of 3Com's purchase order or Seller's acknowledgment or other written communications, the provisions of this Agreement shall prevail and any such conflicting terms or conditions are hereby rejected.

                                       4.

     5.3 ISSUANCE AND ACCEPTANCE. Seller shall notify 3Com of acceptance of purchase order by telephone or facsimile (and promptly confirm in writing) within five (5) business days after receipt of 3Com's purchase order. Failure of Seller to confirm or respond to 3Com's purchase order within five (5) business days shall constitute acceptance. The parties anticipate approximately a six (6) to eight (8) week delivery cycle from purchase order to fulfillment. All orders are subject to acceptance in writing by Seller and shall not be binding until acceptance. If orders for the Product units exceed Seller's inventory, Seller shall allocate available inventory on a basis Seller, in its reasonable discretion, deems equitable. In such event, Seller will use good faith efforts to allocate supply of Products to 3Com on a pro-rata basis, taking into account 3Com's current and historical purchase history for the Product compared against Seller's total current and historical sales of Products. If Seller cannot allocate to 3Com such pro-rata share in such circumstances, the parties shall discuss in good faith a mutually acceptable course of action. Seller shall use reasonable efforts to fill orders promptly, but shall not be liable for any damage to 3Com or any third party for failure to fill any orders, or for any delay in delivery or error in filling any orders. Notwithstanding any prior acceptance by Seller of a purchase order for Product units, Seller shall not be obligated to ship Product units if 3Com is in breach of this Agreement at the time of scheduled shipment.

     5.4 CHANGE ORDERS. Change orders shall be provided by written or electronically dispatched notice from 3Com. Seller shall notify 3Com of acceptance of change order by telephone or facsimile (and promptly confirm in writing) within two (2) business days after receipt of 3Com's change order or change order request. Failure of Seller to confirm or respond to 3Com's change order within two (2) business days shall constitute acceptance.

             5.4.1 CANCELLATION. 3Com may cancel without liability any purchase order upon written notice to Seller within forty-five (45) days from the date such purchase order was accepted by Seller. Notwithstanding the foregoing, if Seller incurs substantial liability (as determined by Seller in its reasonable, good faith judgment) as a result of such cancellation or a series of cancellations because of the materials and work in process costs incurred by Seller to meet such purchase order(s), and Seller and 3Com cannot reasonably use such materials and work in process within a reasonable time frame, the parties agree to discuss in good faith a mutually acceptable plan to limit such liability in future and to compensate Seller for the materials and work in process costs it has incurred as a result of such cancellation or cancellations.

             5.4.2 RESCHEDULING. 3Com shall be entitled to reschedule delivery of Products or quantities of Product scheduled for a particular delivery at any time for a particular purchase order; provided, however, that 3Com cannot reschedule a delivery of Products beyond ninety (90) days from the original delivery date. Seller shall accommodate a request to expedite the ship date, if reasonably able to do so.

6.   DELIVERY TERMS.

     6.1 DELIVERY POINT. All shipments shall be F.C.A. origin (Seller's U.S. shipping dock). Title and risk of loss shall pass to 3Com upon Seller's tender of delivery to the common carrier or 3Com's designee.

                                       5.

     6.2 SHIPPING. All shipments are freight collect. Seller may ship partial orders provided Seller notifies 3Com and 3Com agrees prior to shipment. 3Com's purchase order shall specify the carrier or means of transportation or routing, and Seller will comply with 3Com's instructions. If 3Com fails to provide shipping instructions, Seller shall select the best available carrier, on a commercially reasonable basis.

     6.3 PACKING INSTRUCTIONS. All Products shall be packaged and prepared for shipment in a manner which (i) follows 3Com's packaging and routing guidelines, a copy of which will be provided to Seller, (ii) follows good commercial practice, (iii) is acceptable to common carriers for shipment and
(iv) is adequate to ensure safe arrival. Seller shall mark the outside of each shrink wrapped pallet with the applicable 3Com part numbers and any necessary lifting and handling information. Each shipment shall be accompanied by a packing slip which will include 3Com's part numbers, purchase order number, Seller's part number and the quantity shipped.

     6.4 RESPONSIBILITY FOR EXPORT LICENSING. Subject to all the rules and regulations stated in Section 17, Seller agrees, upon 3Com's request, to deliver Products to 3Com's freight forwarder for export from the country of origin. Subject to the terms of this Agreement, 3Com will be responsible for obtaining the appropriate licenses or permits necessary to export Products from the country of origin. Seller shall furnish 3Com or 3Com's designee with the information necessary for 3Com to timely obtain all required export and import documentation.

     6.5 DELIVERY SCHEDULE. Delivery shall be pursuant to the schedule set forth in 3Com's purchase order or as otherwise agreed upon by the parties. Seller shall immediately notify 3Com in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. If Seller's delivery fails to meet the committed delivery schedule, then Seller, upon 3Com's request, shall expedite the routing at Seller's expense, however, if Seller's delivery fails to meet the schedule by in excess of twenty (20) days, then 3Com, at its sole option and without penalty or any additional expense, may (i) require Seller to expedite the routing by the fastest available commercial carrier; (ii) reschedule the delivery; or (iii) cancel the delivery in whole or in part.

     6.6 EARLY DELIVERY. Seller shall not deliver any Products prior to the scheduled delivery date, without 3Com's written consent, and 3Com may return early or excess shipments to Seller at Seller's sole risk and expense.

     6.7 IN-STOCK MINIMUM. Seller agrees to use commercially reasonable efforts to carry in "safety stock" a minimum of two weeks supply (as set forth on the latest monthly forecast) of completed units of each of the Products to accommodate any unforeseen or expedited demand on the part of 3Com.

     6.8 COUNTRY OF MANUFACTURER. Seller represents and warrants that the Product is manufactured in the United States. Seller shall promptly advise 3Com at least ninety (90) days prior to a change in or addition to any such manufacturing locations.

     6.9 COMMODITY CLASSIFICATION. Seller shall provide 3Com with a copy of the Commodity Classification for the Products or, if this is not available, Seller shall provide 3Com with the ECCN that was used by Seller for self-certification. A copy of the Commodity

                                       6.

Classification is required for any Product containing security or encryption technology. In addition, Seller shall advise 3Com as to the License Exception, if applicable, pursuant to which the Product may be exported.

7.   PRICING; TAXES.

     7.1 PRICES. The prices charged by Seller for the Products shall be those set forth as Exhibit A, less the applicable discount, if any, stated in Exhibit A. All prices are F.C.A. origin (Seller's shipping dock). Prices are exclusive of costs of transportation, insurance, taxes, customs, duties, landing, storage and handling fees, and/or documents or certificates required for exportation or importation, which will be separately itemized and billed to 3Com in accordance with the billing and payment provisions of this Agreement.

     7.2 QUARTERLY PRICE REVIEWS. Seller and 3Com agree to meet each 3Com fiscal quarter (3Com's fiscal year is June through May) and review prices of each Product. [***]

     7.3     [***]

     7.4 TAXES AND DUTIES. The prices for the Products are exclusive of all taxes. 3Com shall pay all import duties, customs fees, sales (unless an exemption certificate is furnished by 3Com to Seller), use, and value added taxes (except for taxes imposed on Seller's net income) with respect to any products sold or licensed and any services rendered to 3Com in respect of this Agreement. Such taxes, when applicable, will appear as separate items on Seller's invoice. If applicable law requires 3Com to withhold any taxes levied by the United States on payments to be made pursuant to this Agreement ("Withholding Tax"), 3Com shall be entitled to deduct such Withholding Tax from the payments due Seller hereunder. If Seller is eligible to take advantage of the reduced Withholding Tax provided for by an applicable United States tax treaty then in force, Seller shall furnish 3Com with all appropriate forms, documents and paperwork required under the treaty to obtain such reduced Withholding Tax, including a completed US Internal Revenue Service (IRS) Form 1001, Certificate of Reduced Withholding, otherwise 3Com will apply the non-treaty withholding tax rate on applicable payments.

     7.5     [***]

                                       7.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     7.6     [***]

     7.7 LATE PAYMENT. Any payment not made within fifteen (15) days after it is due shall bear interest at a rate equal to one and one half percent (1 1/2%) per month or the highest rate permitted by applicable law, whichever is less, on the unpaid amounts from time to time outstanding from the date on which portions of such amounts became due and owing until payment thereof in full.

     7.8 NO SET-OFF. Except as set forth in Section 7.6 above, no part of any amount payable to Seller hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which 3Com may have against Seller.

     7.9     [***]

8.   AUDIT.

     8.1 RECORDS. 3Com shall keep complete and accurate records pertaining to the sale of the Devices. Such records will be maintained for a three (3) year period following the year in which any such payments were made hereunder.

     8.2 AUDIT REQUEST. Seller will have the right to engage, at its own expense, an independent auditor reasonably acceptable to 3Com, to examine 3Com's records from time to time as may be necessary, but no more than once every six
(6) calendar months, to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. Such audit shall be conducted upon at least five (5) days advance written notice and shall be conducted during 3Com's normal business hours. If any such audit reveals an underpayment of more than five percent (5%) of the correct amount of royalties due hereunder, such audit will be at the expense of 3Com. If any audit conducted on behalf of Seller shall show that 3Com underpaid the royalties due to Seller under the licenses herein as to the period subject to the audit, then 3Com shall immediately pay to Seller any such deficiency with interest thereon at a rate equal to the lower of one and a half percent per month or the highest rate allowed by law from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

9.   INVOICING AND PAYMENT.

     Subject to acceptance of Products as provided in Section 10, invoices shall be due and payable forty-five (45) days after the date of actual receipt of the Products or Seller's invoice, whichever is later.

10.  ACCEPTANCE; QUALITY ASSURANCE.

                                       8.

[***] = Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     10.1    ACCEPTANCE. The Product and any change to the Product pursuant to
Section 14 are subject to an initial acceptance test procedure by 3Com at 3Com's facility before final acceptance as set forth in this Section 10.1. If the Product delivered hereunder fails to conform to the Specifications or with the parties' agreed-upon testing and acceptance criteria, 3Com shall notify Seller of such failure, the parties will promptly discuss means to resolve any such failure, and Seller shall have up to thirty (30) days (or such longer period as the parties may agree) to deliver to 3Com conforming Products. If Seller fails to deliver conforming Products within such thirty (30) day period, absent separate agreement, 3Com shall have the right, without liability, to either cancel purchase orders for that Product and any other Products, the acceptance of which is impractical in 3Com's reasonable opinion as a result of Seller's failure to meet the Specifications, or require expedited shipping of the conforming Products at Seller's sole cost. After initial acceptance of a Product or a modified Product, further deliveries of such Product shall be deemed accepted upon delivery.

     10.2 3COM TESTING. Seller acknowledges that 3Com will conduct period testing of Product deliveries, likely by testing sample units within a lot delivery. Should such sample testing reveal a likelihood of more than a minimal number of failures of the Products delivered to comply with the limited warranty set forth in Section 18.1, 3Com may return the entire Product lot delivered to 3Com pursuant to the RMA procedures set forth in this Agreement for further testing by Seller.

     10.3 INSPECTION RIGHTS. 3Com shall have the right to perform vendor qualifications and/or on-site source inspections at Seller's manufacturing facilities and Seller shall reasonably cooperate with 3Com in that regard. If an inspection or test is made on Seller's premises, Seller shall provide 3Com's inspectors with reasonable facilities and assistance at no additional charge. 3Com may conduct such inspections no more frequently than once a calendar quarter unless an epidemic failure as described in Section 10.5 has occurred. 3Com must provide advance written notice of a desire to conduct an inspection of at least five (5) days prior to the beginning of such inspection. Such inspection shall be conducted only during normal business hours and in compliance with all Seller's safety and security requirements.

     10.4 ISO 9002 COMPLIANT SUPPLIER. Seller represents that Seller will obtain ISO 9002 compliance within eighteen (18) months after the Effective Date. Should Seller lose the ISO 9002 registration thereafter, Seller will notify 3Com immediately. Seller will then use commercially reasonable measures to obtain reregistration within sixty (60) days. The parties acknowledge that Seller may subcontract manufacture of Products to a subcontractor and that such subcontractor is likely to be ISO 9002 registered.

     10.5 EPIDEMIC FAILURE. "Epidemic Failure" shall mean (i) a failure of more than five percent (5%) of three (3) consecutive deliveries to conform to the warranty in Section 18.1 or a failure of four (4) out of six (6) deliveries to conform to the warranty in Section 18.1, or (ii) a failure of more than three and a half percent (3.5%) of total deployed 3Com Branded CR201s in any six (6) month rolling period. In the case of an Epidemic Failure, Seller's obligations shall be, within ten (10) business days, to propose an action plan to fix the failure of any affected Products and to implement this action plan upon 3Com's acceptance thereof. If the action plan is not acceptable to 3Com in its reasonable, good faith judgment, 3Com can require Seller to repair or replace, at Seller's option, the affected Products. The repair or replacement shall be done at

                                       9.

mutually agreed-upon location(s); provided, however, that costs of repair or replacement together with the shipping, transportation and other costs of gathering and redistributing the Products shall be borne by Seller. In addition to bearing the costs associated therewith, if requested by 3Com, Seller shall support and provide at Seller's expense a sufficient number of Products to permit the field exchange or "hot swap" of Products at customer sites. The parties agree to make all reasonable efforts to complete the repair or replacement of all of the affected Products within twenty (20) business days after written notice of Epidemic Failure by 3Com to Seller. Seller also agrees that 3Com will be supported with accelerated shipments of replacement Product to cover 3Com's supply requirements.

11.  COMPLIANCE WITH SPECIFICATIONS.

     All Products delivered hereunder shall comply in all material respects with the Specifications to be agreed upon by the parties and attached hereto as Exhibit B.

12.  REGULATORY AGENCY COMPLIANCE.

     All Products delivered hereunder, shall comply in all material respects with the regulatory agency requirements to be agreed upon by the parties and listed in Exhibit B, Product Specifications (e.g., Product Safety, Electromagnetic Compatibility and Telecommunications). Seller, at its sole expense, will obtain all required agency certifications and approvals for the Products. Seller will further ensure that the Product remain compliant with those regulatory agency requirements. 3Com agrees to work with Seller in obtaining these certifications and approvals, and will supply 3Com Model numbers to Seller whenever appropriate. Prior to shipment of production units, Seller will submit to 3Com sufficient proof of the certifications and approvals.

13.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

     Seller represents and warrants to 3Com that upon and after the Effective Date of this Agreement, Seller will not provide any Product to 3Com which has come into physical contact with: (i) a Class I substance, as defined in Section 611 of the Federal Clean Air Act (the "Act"), during any portion of the manufacturing process; or (ii) a Class II substance, as defined in the Act and Title 40, Code of Federal Regulations, Section 82 (the "Code"), during any portion of the manufacturing process, where there has been a determination by the U.S. Environmental Protection Agency that there is a substitute product or manufacturing process for such Product which does not rely on the use of such Class II substance, that reduces overall risk to human health and the environment, and that is currently or potentially available, in accordance with the Code.

     Seller further represents and warrants that 3Com shall not be subjected to any warning or labeling requirements regarding a Class I substance or a Class II substance pursuant to the Act or any regulation promulgated under the Act, as a result of any Product provided by Seller to 3Com under this Agreement.

     Without limitation to the foregoing, Seller represents and warrants that in all respects, the manufacture and sale of the Products comply and will throughout the term of this Agreement comply with all applicable environmental laws, regulations and other regulatory requirements.

                                      10.

     If Seller discovers a breach of any of the representations and warranties in this Section 12, it shall immediately notify 3Com of such breach in writing, explaining the circumstances constituting the breach and identifying the Product(s) involved. Further, Seller shall defend, indemnify and hold harmless 3Com and its officers, directors, employees, agents, representatives, successors and assigns from any liabilities, losses, demands, claims or judgments arising from and third party claims regarding the breach of any of Seller's representations set forth in this Section 13; provided that 3Com provides Seller
(i) prompt written notice of the existence of such claims; (ii) sole control over the defense and settlement of any such claim; and (iii) assistance in the defense or settlement of any such claim upon seller's reasonable request and at Seller's reasonable expense.

14.  PRODUCT CHANGES.

     14.1 UPDATES AND PRODUCT ENHANCEMENTS. The parties acknowledge that they intend that the 3Com Branded CR201 will be kept current with the CR201, and that modifications, enhancements or improvements that Seller makes to the CR201 will also be made available to the 3Com Branded CR201 pursuant to the procedures set forth in this Section 14.

     14.2 ENGINEERING CHANGE. In the event that 3Com finds or becomes aware of a situation which in its opinion necessitates or would benefit from an engineering change in any of the Products, 3Com shall suggest such proposed engineering change to Seller and Seller and 3Com agree to work with each other in good faith to determine whether such change will be made and if so will work with each other on the implementation of such change. Seller agrees to work with 3Com in good faith to upgrade or alter the Product to changing market requirements.

     14.3 ENGINEERING CHANGE ORDERS. Should Seller materially change, improve, or add any enhancements or updates to the Products at any time, Seller shall provide reasonable prior written notice to 3Com of any such material change, improvement, enhancement or update that affects the form, fit or function of any Product or related product or any changes to Seller's part number for the Product prior to its implementation. 3Com shall respond to the requested changes within twenty-one (21) days or the change will be deemed accepted. 3Com's response time may be reduced by mutual agreement if the change improves safety or reliability.

     14.4 REJECTION OF CHANGE ORDERS. 3Com shall not unreasonably withhold acceptance of a proposed change; it may however reject a proposed change for good cause. If 3Com does reject a proposed change, the parties will discuss in good faith alternatives to such rejection. Upon rejection of any proposed change, 3Com shall be entitled to (i) terminate in whole or in part, any affected Product remaining undelivered under accepted Releases or require delivery by Seller of some or all of such unchanged Product and (ii) place a last-time purchase for the unchanged Product for delivery in amounts requested by 3Com over a six-month period following such implementation.

     14.5 UNAUTHORIZED CHANGES. If an ECO is implemented without the written approval of 3Com, Seller shall be liable for repair and/or rework of all product affected, including to, but not limited to, product in transit, product in FGI/Finished Good Inventory, and any product located with a reseller or at an end user location.

                                      11.

15.  JOINT MARKETING AND SALES.

     15.1 JOINT MARKETING. Seller and 3Com will jointly announce and promote the Product and Device through joint marketing activities. These activities may include joint press releases, trade shows, appendices, dissemination of product brochures through each party's channels, and such other activities that the parties agree to conduct. The parties will conduct appropriate training to ensure quality marketing and will meet periodically to update and improve their joint marketing efforts.

     15.2 JOINT SALES ACTIVITIES. Where appropriate, the parties will work together on sales efforts to potential Product and Device customers, regardless of which party was the originating party. The parties will conduct appropriate training to ensure quality sales efforts and will meet periodically to improve joint sales efforts.

     15.3 MARKETING COMMITMENTS. The parties agree to undertake the marketing activities described in Exhibit I attached hereto.

16.  LICENSE GRANTS; OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS.

     16.1 DSL SPECIFICATIONS. Subject to the terms and conditions of this Agreement, 3Com shall use the DSL Specifications solely for the purposes specified in this Agreement, including without limitation Exhibit D attached hereto. 3Com shall not use the DSL Specifications for any purpose not specified in this Agreement, including, without limitation, using the DSL Specifications
(a) to add features to CPE in order to operate with the central office device of any third party DSL networking system, or (b) to send Seller's Internal Control Protocol messages to the central office device of any third party DSL networking system. 3Com shall not distribute, disclose or publicly display the DSL Specifications. This Section 16.1 does not prevent 3Com from designing the Device so that the Device also operates with third party DSL networking systems.

     16.2 SELLER LICENSE GRANT. Subject to the terms and conditions of this Agreement, Seller grants to 3Com a non-exclusive, non-transferable, royalty-bearing license, without the right of sublicense, to make, have made, use, import, offer to sell and sell the Device through one or more tiers of distribution.

     16.3 DEVICE SOFTWARE LICENSE GRANT. Subject to the terms and conditions of this Agreement, Seller grants to 3Com a non-exclusive, royalty-free, non-transferable license, without right of sublicense except to Device manufacturers for 3Com and 3Com OEMs, to reproduce the Device Software to incorporate the Device Software into the Device and to distribute the Device Software in a machine-executable form only and only as incorporated in the Device. Should 3Com desire to port the Device Software for use on a different processor, 3Com shall notify Seller and the parties will discuss in good faith the terms upon which the Device Software will be ported. To the extent permissible by applicable law, 3Com shall not itself, or permit others to, reverse compile, reverse engineer or otherwise disassemble the Device Software. To the extent permissible by applicable law, no rights to copy, prepare derivative works or to publicly perform or display any Device Software are granted to 3Com or end users hereunder.

                                      12.

     16.4 PRODUCT SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Seller grants to 3Com during the term of this Agreement a nonexclusive, nontransferable, royalty-free license to distribute through 3Com's sales channels any Product Software incorporated or embedded in the Products solely as incorporated in firmware format therein, and to permit end users of the Products to use the Product Software solely as incorporated in the Products, subject in each instance to an enforceable end user license with terms and conditions no less protective of Seller's proprietary interests in such Product Software as set forth in this Agreement. To the extent permissible by applicable law, 3Com shall not itself, or permit others to, reverse compile, reverse engineer or otherwise disassemble the Product Software. To the extent permissible by applicable law, no rights to copy, prepare derivative works or to publicly perform or display any Product Software are granted to 3Com or end users hereunder.

     16.5 LICENSE RESTRICTIONS. In addition to the license restrictions set forth above, 3Com shall not use the Seller Technology or the Seller Software to develop CPE or to add features to CPE in order to allow such CPE (i) to operate with any third party DSLAM (as defined in Exhibit D) or third party networking system or (ii) to send Seller's Internal Control Protocol messages via any third party DSL networking system. Any rights to or under Seller's Intellectual Property Rights, Seller Technology or Seller Software not expressly granted in this Agreement are expressly reserved. This Section 16.5 does not prevent 3Com from designing the Device so that the Device also operates with third party DSL networking systems.

     16.6 3COM LICENSE GRANT. Subject to the terms and conditions of this Agreement, 3Com grants to Seller a non-exclusive, non-transferable, royalty-free license, without the right of sublicense, to assist in the development effort regarding the Device as set forth in Exhibit D and to provide the support described in Exhibit C. All other rights not expressly granted in this Agreement are reserved.

     16.7 INTEROPERABILITY MARKING. Upon successful completion of interoperability testing in accordance with Exhibit D, Seller (a) will provide to 3Com an interoperability logo for use in 3Com's marketing materials in accordance with Seller's then-current trademark use guidelines, and (b) will include 3Com's name and the name of the Device on a list of interoperable CPE which will be provided to Seller's customers and posted on Seller's web site. 3Com will display the interoperability logo on each Device and Product and the packaging of each Device and Product and on all associated printed and marketing materials, including but not limited to product brochures and on 3Com's world wide web site in all web pages that pertain to the Device.

     16.8 INTELLECTUAL PROPERTY MARKINGS. In addition, 3Com will comply with Seller's reasonable instructions regarding the marking of the Device and accompanying packaging and documentation with a notice reflecting Seller's ownership of the Seller Technology.

     16.9 TRADEMARKS. Subject to the terms and conditions set forth in the Agreement and solely for the purposes hereof, 3Com will have a non-transferable, non-exclusive license, without right of sublicense, to place the Seller trademarks and logos ("Marks") on the Devices and in documentation and packaging as required in Sections 16.7 and 16.8. Such Marks shall be prominent and the placement and sizing shall be subject to mutual agreement of the parties. In no

                                      13.

event may 3Com alter or remove any Marks unless such removal is approved in advance in writing by Seller. Except for the right to use the Marks as set forth in this Section 16.9, nothing contained in this Agreement shall be construed to grant 3Com any right, title or interest in or to the Marks. 3Com acknowledges Seller's exclusive ownership of the Marks. 3Com agrees not to take any action inconsistent with such ownership and further agrees to take, at Seller's reasonable expense, any action which Seller reasonably requests to establish and preserve Seller's exclusive rights in and to its Marks. 3Com shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Marks or in such a way as to create combination marks with the Marks. 3Com will maintain a high quality standard in producing and marketing Devices. 3Com shall promptly provide Seller with samples of all materials, including the Devices, that use the Marks for Seller's quality control purposes. If, in Seller's reasonable discretion 3Com's use of the Marks does not meet Seller's then-current trademark usage policy, Seller may, at its option, require 3Com to revise such material and re-submit it under this Section 16.9 prior to shipment, display, or release of further Devices or materials bearing or containing such Mark.

     16.10 INTELLECTUAL PROPERTY RIGHTS OWNERSHIP. For any joint conception, invention and development of technology, the parties agree that all Intellectual Property Rights conceived, created, made, or first fixed in a tangible medium of expression during the term of this Agreement shall be as follows: (i) Seller's Intellectual Property Rights when accomplished by Seller personnel, unless such invention is an Improvement to the 3Com Technology, which Improvement and any Intellectual Property Rights therein Seller agrees to assign to 3Com except as set forth in subsection (iii) below; (ii) 3Com Intellectual Property Rights when accomplished by 3Com personnel pursuant to this Agreement, unless such invention is an Improvement to the Seller Technology, the Product or the Seller Software, which Improvement and any Intellectual Property Rights therein 3Com agrees to assign to Seller except as set forth in subsection (iii) below; and (iii) owned jointly by the parties (if not an Improvement to the 3Com Technology or the Seller Technology, the Product or the Seller Software, or if an indivisible Improvement to both the 3Com Technology and the Seller Technology), without right of accounting, when accomplished jointly by 3Com and Seller personnel ("Joint Intellectual Property"). Seller and 3Com agree that throughout the term of this Agreement they shall cooperate reasonably and in good faith to decide jointly the manner in which their respective interests in Joint Intellectual Property shall be perfected and enforced. Specifically, Seller and 3Com shall jointly decide: (i) the subject matter for which patent applications and applications for copyright registrations will be prepared; (ii) the resources to be utilized in the preparation and prosecution of such applications; (iii) the parties' rights to review and/or approve such applications and other papers prior to filling in, or submission to, the patent, copyright and trademark offices in the United States; (iv) the allocation of expenses incurred in the preparation, prosecution and maintenance of patent applications, patents, and copyright registrations and the like; (v) matters regarding the enforcement, through litigation, licensing or otherwise of the Joint Intellectual Property against third parties; and (vi) the manner in which revenue resulting from enforcement of Joint Intellectual Property will be shared between Seller and 3Com. Should a party choose not to participate in securing or protecting an element of Joint Intellectual Property (by notifying the other party in writing to such effect), the other party may secure or protect its claims to such Joint Intellectual Property and shall be entitled to reap the benefit of its efforts without accounting to the other party, including without limitation retaining the full amount of any settlement or damage award from a third party.

                                      14.

     16.11 INFRINGEMENT BY THIRD PARTIES. If either party learns of any possible infringement or misappropriation of the other party's Intellectual Property Rights related to the Products and Devices, it shall immediately give notice thereof to the other party. Each party agrees to cooperate with the infringed party's reasonable efforts to seek legal remedies for such infringements and misappropriations.

     16.12 ALTERATION OF THE PRODUCT. All modifications to the Product shall be done through Seller or with Seller's prior written consent. All modifications requested by 3Com will be related to the enabling of the 3Com Branded CR201 and will be addressed in accordance with Section 14 above. No modifications will be made that would result in a violation of the license restrictions set forth in
Section 16.5.

17.  EXPORT LAW COMPLIANCE; COMMODITY CLASSIFICATION.

     17.1 Neither party will export or reexport, directly or indirectly, the Devices, Products or technical data acquired under this Agreement or the "direct product" of software programs or such technical data to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other governmental approval, without first obtaining such license or approval. The term "direct product" as used herein means the immediate product (including processes and services) produced directly by the use of the technical data or software programs. Both parties will cooperate, to effect compliance with all applicable import and/or export regulations. In addition, the parties agree to comply with all applicable local country import and/or export laws or regulations in the country(ies) of procurement, production and/or end destination of the Product. Both parties understand that the foregoing obligations are legal requirements and agree that they shall survive any term or termination of this Agreement.

18.  WARRANTY.

     18.1    LIMITED PRODUCT WARRANTY.

             18.1.1 LIMITED WARRANTY. Seller warrants that all Products (including associated firmware) sold by Seller to 3Com under the terms of this Agreement will be materially free from defects in workmanship and materials and substantially conform to the Specifications under normal use and service for a period of twenty-seven (27) months after delivery to 3Com. If any Product or part thereof contains a material defect in materials or workmanship, or otherwise fails to conform to the Specifications, during the warranty period, Seller shall at its expense correct any such defect by repairing such defective Product or part or, at Seller's option, by delivering to 3Com an equivalent Product or part replacing such defective Product or part. Seller shall waive any expedite charges to 3Com in order to effect earliest reasonable replacement of such defective Product(s).

             18.1.2 RETURN OF PRODUCTS. 3Com will promptly notify Seller in writing of any nonconforming Product. Such notification shall include serial numbers and reason for nonconformance. Nonconforming Products will be repaired or replaced as specified in Exhibit C.

     18.2 WARRANTIES EXCLUSIVE. THE FOREGOING WARRANTIES, TERMS OR CONDITIONS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES,

                                      15.

TERMS OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     18.3 WARRANTY EXCLUSIONS. SELLER SHALL NOT BE LIABLE UNDER ANY WARRANTY IF ITS TESTING AND EXAMINATION DISCLOSES THAT THE ALLEGED DEFECT IN THE PRODUCT DOES NOT EXIST OR WAS CAUSED BY 3COM'S OR ITS END USER'S MISUSE, NEGLECT, IMPROPER INSTALLATION OR TESTING, UNAUTHORIZED ATTEMPTS TO REPAIR, OR BY ACCIDENT, FIRE, LIGHTNING OR OTHER HAZARD.

     18.4 "AS IS." The DSL Specifications, the Device Software and the Seller Technology are provided to 3Com "AS IS," without any warranty of any kind. WITHOUT LIMITING THE FOREGOING, SELLER MAKE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR INTENDED USE OR ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING WITHOUT LIMITATION STATEMENTS REGARDING THE SUITABILITY FOR USE, OR PERFORMANCE OF EQUIPMENT OR DEVICES THAT COMPLY WITH THE DSL SPECIFICATIONS, WHETHER MADE BY SELLER OR OTHERWISE, SHALL BE DEEMED TO BE A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF SELLER.

     18.5 NO WARRANTY PASS THROUGH. 3Com will not pass through to its customers or any other third party any warranties made by Seller hereunder and will expressly indicate to its customers that they must look solely to 3Com in connection with any problems, warranty claims or other matters concerning the Product and the Device.

19.  INDEMNIFICATION; INSURANCE.

     19.1    INFRINGEMENT INDEMNITY.

               (A) Seller shall indemnify, defend and hold 3Com harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by 3Com resulting from a third party claim, suit, action or proceeding (a "Claim") alleging that the DSL Specifications, the Seller Technology, the Seller Software or the Product infringes a third party U.S. patent or copyright or misappropriates any third party's trade secrets; provided that 3Com (i) promptly notifies Seller in writing of such Claim; (ii) provides Seller sole control of the defense or settlement of such Claim; and (iii) provides Seller assistance at Seller's request and reasonable expense. 3Com may participate in the defense or settlement of the Claim at its own expense. If a final injunction is obtained against 3Com for use of the Seller Software, the Product, the Seller Know-how or the DSL Specifications, or if Seller reasonably believes that such injunction is likely, Seller will, at its option and its expense, either (i) procure for 3Com the right to continue using such Seller

                                      16.

Software, the Product, the Seller Know-How, the DSL Specifications or the infringing portions of the Seller Technology, or (ii) modify the Seller Software, the Product, the Seller Know-how or the DSL Specifications or the infringing portions thereof so that they become non-infringing. If in Seller's opinion either of the above is not commercially feasible, 3Com shall promptly cease selling Devices or Products, as applicable, and Seller shall refund to 3Com an amount equal to the royalties paid by 3Com for the infringing Seller Technology or amounts paid for the infringing Product units, depreciated on a five-year straight line basis, calculated backwards from the date of infringing event (i.e., payments made on the day of the infringing event would be refunded fully, and payments made five (5) years prior to the event would not be refunded at all, with a linear decrease in-between). Seller will have no liability or obligation to indemnify for any claim arising from (i) the combination of Seller Technology, the Seller Software, the Device or the Product with 3Com or third party materials or intellectual property, unless it is determined by a court of competent jurisdiction that the Seller Technology is the infringing element of such Claim; (ii) the modification or translation of Seller Technology, the Seller Software, the Device or the Product or any portion of the Seller Technology; (iii) any use by 3Com of the Seller Technology after 3Com becomes aware that the Seller Technology, the Seller Software, the Device or the Product may be infringing; or (iv) any Improvements created by a party other than Seller.

               (B) 3Com shall indemnify, defend and hold Seller harmless from and against any and all liabilities, losses, damages, fees, costs and expenses, including without limitation reasonable attorneys' fees, incurred by Seller resulting from a Claim that the manufacture, use or sale of the Device infringes any patent, copyright or other proprietary rights of any third party or misappropriates any trade secret of any third party; provided that such Claim is not a Claim based solely on the DSL Specifications, the Seller Software, the Product or the Seller Technology for which Seller indemnifies 3Com pursuant to
Section 19.1(a); and provided further that Seller (i) promptly notifies 3Com in writing of such Claim; (ii) provides 3Com sole control of the defense or settlement of such claim; and (iii) provides Seller assistance at Seller' request and reasonable expense.

     19.2 LIABILITY INDEMNITY. 3Com agrees to indemnify and hold Seller harmless from and against any and all liabilities, losses, damages, costs, fees and expenses, including without limitation reasonable attorneys' fees, and to defend Seller against, any and all Claims resulting from or arising out of 3Com's acts or omissions to act arising from or related to the subject matter of this Agreement, including but not limited to any liabilities, damages, or losses whatsoever with respect to death or injury to any person and damage to any property arising from the possession, manufacture, use, sale or administration of the Devices or the Product by 3Com; provided that Seller (i) promptly notifies 3Com in writing of such Claim; (ii) provides 3Com sole control of the defense or settlement of such claim; and (iii) provides 3Com assistance at 3Com's request and reasonable expense.

     19.3 ENTIRE LIABILITY. The foregoing provisions of this Section 19 state the entire liability and obligations of each party and the exclusive remedy of each party with respect to any alleged Intellectual Property Rights infringement or misappropriation by the Device, the DSL Specifications, the Seller Software, the Product, or the parties' respective know-how incorporated in the Device.

                                      17.

  19.4 INSURANCE. Seller shall carry and maintain liability insurance coverage to satisfactorily cover its obligations under this Agreement. Upon 3Com's request, Seller shall provide 3Com with a Certificate of Insurance evidencing such coverage.

20.  LIMITATION OF LIABILITY.

     EXCEPT FOR BREACHES OF SECTIONS 16 OR 21, IN NO EVENT, WHETHER BASED IN CONTRACT OR TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES OF ANY KIND OR FOR LOSS OF PROFITS OR REVENUE OR LOSS OF BUSINESS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. NOTHING HEREIN SHALL HAVE THE EFFECT OF LIMITING OR EXCLUDING EITHER PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE. EXCEPT FOR BREACHES OF SECTIONS 16 OR 21, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER HEREUNDER EXCEED THE GREATER OF TWO MILLION DOLLARS ($2,000,000) OR THE AMOUNTS PAID BY 3COM TO SELLER HEREUNDER. Each party acknowledges and agrees that the foregoing limitations on liability are essential elements of the basis of the bargain between the parties and that in the absence of such limitations the material and economic terms of this Agreement would be substantially different.

21.  CONFIDENTIALITY.

     21.1 CONFIDENTIAL INFORMATION. Information that is transmitted by one party to the other in connection with the performance or implementation of this Agreement and, if in written form, is marked "confidential" or with a similar legend by the disclosing party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing party to the receiving party within thirty (30) days shall be deemed to be confidential information of the disclosing party. Each party agrees that it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such confidential information to third parties. The confidential information may be disclosed only to employees or contractors of a recipient with a "need to know" who are instructed and agree not to disclose the confidential information and not to use the confidential information for any purpose, except as set forth herein. Recipient shall have appropriate written agreements with any such employees or contractors sufficient to allow the recipient to comply with the provisions of this Agreement. Each of the parties further agrees to make no use of such confidential information except as expressly permitted by this Agreement.

     Each party agrees that it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such confidential information to third parties. The confidential information may be disclosed only to employees or contractors of a recipient with a "need to know" who are instructed and agree not to disclose the confidential information and not to use the confidential information for any purpose, except as set forth

                                      18.

herein. Recipient shall have appropriate written agreements with any such employees or contractors sufficient to allow recipient to comply with the provisions of this Agreement.

     21.2 EXCEPTIONS. The confidential information of a party shall not include and the foregoing obligation shall not apply to data or information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving party; (ii) was known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) was disclosed after written approval of the disclosing party; (iv) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; (v) is furnished to a third party by the disclosing party without an obligation of confidentiality; or (vi) was independently developed by the receiving party without the benefit of confidential information received from the disclosing party. Nothing in this Agreement shall prevent the receiving party from disclosing confidential information to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall (a) assert the confidential nature of the confidential information to the agency; (b) immediately notify the disclosing party in writing of the agency's order or request to disclose; and (c) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

22.  PUBLICITY.

     Seller shall not disclose, advertise, or publish the existence or the terms or conditions of this Agreement, financial or otherwise, without the prior written consent of 3Com.

23.  FEDERAL ACQUISITION REGULATIONS.

     In furnishing the Products hereunder, Seller agrees to comply with all applicable Federal Acquisition Regulations (FARs) and related laws, rules, regulations and executive orders in connection with its activities under this Agreement, including, without limitation, the following FAR clauses: 52.222-26 - Equal Opportunity, 52.222-35 - Affirmative Action for Special Disabled and Vietnam Era Veterans and 52.222-36 - Affirmative Action for Handicapped Workers. The Product is a "commercial item," as that term is defined at 48 C.F.R. 2.101 (Oct 1995), containing "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sep 1995) and will be provided to the U.S. Government only as a commercial end item. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4
(Jun 1995), all U.S. Government end users acquire the Product Software incorporated in the Product with only those rights set forth herein. Similar restrictions will also be imposed on any licenses of Device Software to U.S. Government End Users.

24.  TERM AND TERMINATION.

     24.1 TERM. This Agreement shall commence on the Effective Date and shall continue for three (3) years thereafter, unless otherwise specified herein or unless terminated sooner under the provisions set forth herein. Thereafter, this Agreement shall automatically be renewed for

                                      19.

successive one (1) year terms, unless one party requests in writing at least ninety (90) days prior to the expiration of the then current term, that this Agreement not be so renewed.

     24.2 TERMINATION FOR CAUSE. With the exception of the continuing obligations, as set forth in Section 24.3, herein, either party shall have the right to terminate this Agreement for cause as a result of:

             24.2.1 The failure of the other party to perform any material term or condition of this Agreement and to remedy such failure within sixty (60) days after written notice of such failure given by the non-defaulting party; or

             24.2.2 The filing by or against the other party of a petition for liquidation under the U.S. Bankruptcy Code or corresponding laws or procedures of any applicable jurisdiction; or

             24.2.3 The filing by or against the other party of any other proceeding concerning bankruptcy, insolvency, dissolution, cessation of operations, or the like by the other party. If such proceeding is involuntary and is contested in good faith, this Agreement shall terminate only after the passage of one hundred twenty (120) days without the dismissal of such proceedings; or

             24.2.4 The voluntary or involuntary execution upon; the assignment or conveyance to a liquidating agent, trustee, mortgages or assignee of whatever description; or the making of any judicial levy against a substantial percentage of the other party's assets, for the benefit of its creditors; or

             24.2.5 The appointment of a receiver, keeper, liquidator or custodian of whatever sort of description, for all or a substantial portion of the other party's assets; or

             24.2.6 The termination, dissolution, insolvency or failure in business of the other party, the distribution of a substantial portion of its assets, or its cessation to continue all or substantially all of its business affairs.

     24.3    RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION.

               (A) PAYMENT. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration.

               (B) RETURN OF DOCUMENTATION AND CONFIDENTIAL INFORMATION. Upon any termination of this Agreement, each party shall immediately return to the other party all documentation, confidential information and any other tangible items in its possession or under its control evidencing the know-how of the other party.

               (C) LICENSE TERMINATION. Except as set forth in this Section 24.3, upon any termination of this Agreement, all licenses granted by either party under this Agreement shall terminate.

                                      20.

               (D) INVENTORY. Upon termination of this Agreement resulting from a breach by Seller, 3Com shall be entitled to sell Devices manufactured prior to the termination date hereof for a period of ninety (90) days following such termination.

               (E) ONGOING SUPPORT. Upon termination of this Agreement, 3Com shall be entitled to provide reasonable support to customers; provided, however, that such support shall not include any updates or upgrades to the Devices other than minor error corrections or repairs.

               (F) SURVIVAL. Except as set forth in the applicable section, Sections 1, 3.3 (solely as set forth in Exhibit C), 7 (except Section 7.9), 8, 9, 16.10, 18.3, 18.4, 18.5, 20, 21, 24 and 26 shall survive any termination or expiration of the Agreement for a period of five (5) years, notwithstanding the foregoing, Section 21 shall survive for a period of fifteen (15) years following termination or expiration of the Agreement for purposes of protecting the confidentiality of the source code of the Seller Software and for any design documents related to the Product or the Device.

25.  MANUFACTURING RIGHTS.

     25.1 MANUFACTURING LICENSE OPTION. 3Com may request to manufacture the 3Com Branded Product units instead of purchasing such units from Seller. In such event, the parties agree to discuss in good faith the terms of such manufacturing license. The failure to reach such agreement shall not constitute a breach of the Agreement.

26.  GENERAL.

     26.1 RELATIONSHIP OF THE PARTIES. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

     26.2 ENTIRE AGREEMENT. This Agreement and Exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the parties regarding the subject matter hereof and supersedes any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties. The terms and conditions of this Agreement shall prevail notwithstanding any conflict with the terms and conditions of any purchase order, acknowledgment or other instrument submitted by 3Com or Seller.

     26.3 FORCE MAJEURE. Neither party shall be liable to the other for any alleged loss or damages resulting from failure to perform due to acts of God, natural disasters, acts of civil or military authority, government priorities, fire, floods, epidemics, quarantine, energy crises, war or riots. Each party shall promptly notify the other party of such event. If Seller is unable to deliver in accordance with agreed delivery schedule, 3Com may either (i) extend the time of performance, or (ii) cancel the uncompleted portion of the purchase order at no cost to 3Com.

     26.4 NOTICES. Except for purchase orders and acknowledgments which may be sent by normal carrier, all notices and communications hereunder are required to be sent to the address

                                      21.

or facsimile number stated below (or such other address or facsimile number as subsequently notified in writing to the other party): (i) by facsimile with confirmation of transmission, (ii) personal same or next day delivery or (iii) sent by commercial overnight courier with written verification of delivery. All notices so given shall be deemed given upon the earlier of receipt or three (3) days after dispatch.

     Any notices sent to 3Com hereunder should be sent to:

               3Com Corporation
               4 Technology Drive
               Westborough, MA 01581
               Attn.: Al Brisard
               Fax No. (508) 366-2214

     with a copy to:

               3Com Corporation
               Legal Department
               3800 Golf Road
               Rolling Meadows, IL 60008
               Attn.: Director of xDSL Legal Services
               Fax No. (847) 262-0186

     Any notices sent to Seller hereunder should be sent to:


                         Copper Mountain Networks, Inc.
                         2470 Embarcadero Way
                         Palo Alto, California 94303
                         Attention: Vice-President, Business Development
                         Voice: 650-858-8500, ext. 260
                         Fax: 650-858-8085

     Fax Copies to:      Copper Mountain Networks, Inc.
                         3931 Sorrento Valley Boulevard
                         San Diego, California 92121
                         Attention: Chief Financial Officer
                         Fax: 650- 453-9244

                         Cooley Godward LLP
                         3000 El Camino Real
                         Palo Alto, California 94306
                         Attention: Anthony Klein
                         Fax: 650-849-7400

     26.5 WAIVER. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without

                                      22.

prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

     26.6 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.

     26.7    PRESS RELEASE. Promptly following, but in no event later than two
(2) weeks from, the Effective Date, the parties shall issue a mutually acceptable joint press release announcing this transaction.

     26.8 ASSIGNMENT. Neither party may assign or transfer this Agreement, whether in whole or part, or any of its rights or obligations under this Agreement without the prior written consent of the other, except that either party may transfer all its rights and obligations to a successor in interest upon a merger, reorganization, change of control, acquisition or sale of all or substantially all its assets. Any attempted assignment without such written consent shall be null and void.

     26.9 PHOTOCOPY OF ORIGINAL. Neither party shall object to the use of a photocopy of the original of this Agreement for the purpose of making any required or allowed public filings.

     26.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT ITS CONFLICT OF LAW RULES. THE PARTIES HEREBY AGREE THAT THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR SANTA CLARA COUNTY AND/OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA SHALL HAVE JURISDICTION AND VENUE OVER ANY CONTROVERSIES, PROCEEDINGS, OR DISPUTES IN CONNECTION WITH THIS AGREEMENT. THE PARTIES EXCLUDE IN ITS ENTIRETY THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

     26.11 ATTORNEY'S FEES. In any action to enforce this Agreement, the prevailing party shall be awarded all arbitration costs or courts costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

     26.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     26.13 CHOICE OF LANGUAGE. The original of this Agreement has been written in English and the governing language of this Agreement shall be English.

     26.14   LIST OF EXHIBITS:

             Exhibit A Product List and Prices
             Exhibit B Product Specifications
             Exhibit C Support Services

                                      23.

             Exhibit D    [***]
             Exhibit E    Marketing Commitments

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.

3COM CORPORATION                         COPPER MOUNTAIN NETWORKS, INC.




By: /s/ BRIAN GALLAHER                By: /s/ MICHAEL STAIGER
   -----------------------------         ---------------------------------

Printed Name: Brian Gallaher          Printed Name: Michael O. Staiger
             -------------------                   -----------------------

Title: VP & GM DSL Division           Title:  Vice President
      --------------------------            ------------------------------

Date:  11/24/98                       Date:   11/24/98
     ---------------------------           -------------------------------

                                      24.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT A

                            PRODUCT LIST AND PRICES


DESCRIPTION OF PRODUCTS

CR201

3Com Branded CR201


PRODUCT PRICE*

CR201                         [***]

3Com Branded CR201            [***]

*This applies for both SDSL and IDSL versions of the Product.

The parties will endeavor in good faith to drive down the transfer pricing to 3Com to approximately [***] per unit by February 1, 1999. The parties will meet frequently in the interim to discuss means by which the transfer price may be reduced.

                                      25.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B

                            PRODUCT SPECIFICATIONS

[To be agreed upon by the mutual consent of the parties within thirty (30) days following the Effective Date.]

                                      26.

                                   EXHIBIT C

                               SUPPORT SERVICES

1.   [***]

2.   DEFINITIONS.

     AUTHORIZED CALLER. "Authorized Caller" means a person or persons designated by 3Com as the technical/engineering support interface for the Products.

     DESIGNATED SUPPORT ENGINEER. "Designated Support Engineer" means a person or persons designated by Seller as the technical/engineering support interface for the Products.

     END USER. "End User" means a company or organization that uses 3Com products in the operation of their business.

     ERROR. "Error" means a defect in the Product which is reproducible and which causes such Product not to function substantially in conformance with the Specifications, end user documentation, or other related documentation, including without limitation any functional specifications or other engineering documentation for the Product, or commonly accepted operating principles as defined by industry standards. Errors are classified according to the Problem severity.

     INCIDENT. "Incident" means a situation which necessitates an End User to contact 3Com for assistance.

     PROBLEM. "Problem" means any error, or any actual or perceived failure or functional impairment that causes reduced functionality to the Product. Problems are assigned a classification at the time of 3Com's initial contact with Seller. Problem classifications may be changed based upon new information or customer situation. Problems are classified by 3Com according to Severity level, based upon Technical and/or Customer Sensitivity as follows:

          SEVERITY 1: TECHNICAL: Production network failure which results in a critical impact to business operations. No viable workaround is known. Customer
Sensitivity: Customer account is in jeopardy, and there is risk of losing business.

                                      27.

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        with the Commission. Confidential treatment has been requested with
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

          SEVERITY 2: TECHNICAL: Critical production network service interruption or degradation creating difficulty in the execution of a network function which results in a critical impact to business operations. Customer acceptable workaround is available. Customer Sensitivity: There is potential risk of losing actual or future business.

          SEVERITY 3: TECHNICAL: Significant system problems which prevent some network functions from meeting the production specifications or cause particular features or functionality to be inoperative. Some business operations are impaired, but the network continues to function. Customer acceptable workaround is available. Customer Sensitivity: The problem is impacting the customer's day to day business; there is no risk of losing business.

          SEVERITY 4: TECHNICAL: Enhancement requests for hardware, software, manuals or electronic services. Customer Sensitivity: The problem is not currently impacting the customer's day to day business, but may in the future; there is no risk of losing business.

     REPAIR. "Repair" means the repair or replacement of a Product or part.

     SOFTWARE PATCH. "Software Patch" refers to executable software created and made available to correct an Error or malfunction identified in a specific version of software.

     SOFTWARE UPDATE. "Software Update" means a formal software release (i) which provides functionality enhancements, reliability enhancements, and other modifications to the Product software or (ii) that is a maintenance release that corrects deficiencies and/or bugs affecting performance to the published specifications.

     TECHNICAL SUPPORT LEVELS. "Level" means a certain class of service provided to authorized resellers and end users. Definitions are as follows:

          LEVEL ONE: First call support on all customer calls; technical support staff answers technical inquiries regarding Products, and provides problem diagnostics services for identifying Problems and generic application faults, analysis, and where possible, Problem resolution.

          LEVEL TWO: Specialist level technical support; technical support/escalation staff performs Problem isolation and replication, lab simulations and interoperability testing, provides remote diagnostics capabilities and on-site troubleshooting, if required, and implements a solution for a Problem that is not the result of a Product Error. In the case of a Product Error, the technical staff is able to identify the source of the Error, create a reproducible test case, and document the details of the Error for escalation to Seller.

          LEVEL THREE: Backup engineering and technical support; staff isolates a Problem/ Error and implements a solution, including, but not limited to, a Product change.

     WORKAROUND. A "Workaround" is a feasible change in operating procedures whereby an end user can avoid any deleterious effects of an Error.

                                      28.

3.

     3.1  [***]

          [***]

          [***]

     3.2  [***]

     3.3  [***]

                                      29.

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        respect to the omitted portions.

          [***]

          [***]

          [***]

          [***]

          [***]

     3.4  [***]

     3.5  [***]

          [***]

     3.6  [***]

                                      30.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.

     4.1     [***]

     4.2     [***]

     4.3     [***]

     4.4     [***]

     4.5     [***]

     4.6     [***]

                                      31.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

             (I)    [***]

             (II)   [***]

             (III)  [***]

             (IV)   [***]

             (V)    [***]

     4.7     [***]

     4.8     [***]

5.

     5.1     [***]

     [***]

                                      32.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

     [***]

     [***]

     5.2     [***]

6.

     [***]

                                      33.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT D

                                     [***]


1.

     1.1     [***]

     1.2 [***]The parties' respective project managers shall participate in project review meetings as mutually agreed. Either party may change its project manager from time to time upon notice to the other party.

2.   TESTING.

     2.1 [***], the parties will conduct product quality and DSL Specification conformance testing in accordance with the Testing Criteria.

     2.2 OTHER TESTING. 3Com will be responsible for obtaining or performing all necessary government regulatory compliance testing and other testing and certification necessary for the Device.

     2.3 SELLER EQUIPMENT FOR TESTING. In addition to performing DSL Specification conformance testing and such other testing responsibilities as the parties may decide to allocate to Seller, Seller will provide 3Com with a DSL access multiplexer ("DSLAM") with both SDSL and ISDL capability in a mutually acceptable configuration at no charge to be utilized for the sole purpose of testing [***] and for ongoing interoperability testing thereafter. This unit will be kept current with the latest software and hardware as released by Seller for beta and general availability. 3Com shall make no modifications to the DSLAM or use it for any other purpose than the testing contemplated in this Section
2.3 for the Device or any other device or equipment upon which the parties mutually agree. Upon expiration or termination of this Agreement for any reason, 3Com shall return the DSLAM to Seller.

3.   MODIFICATIONS AND FUTURE DEVELOPMENTS.

     3.1 CHANGES TO THE DSL SPECIFICATIONS. During the term hereof, changes in telecommunications regulations or in DSL technology may require changes to the DSL Specifications and therefore the Device. Should regulatory or other changes affect the DSL Specifications, Seller shall notify 3Com of such changes, or 3Com may propose such changes to

                                      34.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Seller. Any modification to the Device that could affect Seller-compatibility is subject to approval by both parties. Seller and 3Com shall work together in accordance with the procedures set forth in this Agreement to develop updated Devices that conform to the modified DSL Specifications. 3Com agrees not to make any modifications to the Devices that will affect the ability of the Devices to operate in accordance with the DSL Specifications without Seller's prior written consent.

     3.2     [***]

                                      35.

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        with the Commission. Confidential treatment has been requested with
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

                            SCHEDULE A TO EXHIBIT D

                                     [***]

DSL SPECIFICATIONS

to be attached as Attachment A-1

TESTING CRITERIA

to be attached as Attachment A-2

SELLER RESPONSIBILITIES:

     1.      [***]

     2.      [***]

     3.      [***]

     4.      [***]

     5.      [***]

3COM RESPONSIBILITIES.

     1.      [***]

     2.      [***]

     3.      [***]

     4.      [***]

     5.      [***]



     [***]

                                      36.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT E

                             MARKETING COMMITMENTS

JOINT PR ACTIVITIES

     1. In addition to the joint press release provided for in Section 26.7 of the Agreement, 3Com will issue a press release announcing the general availability of the Device and 3Com will make available one or more marketing personnel to take part with Seller marketing personnel in joint briefings of industry analysts and editors.

     2. During the term of the Agreement, all Press Release announcements regarding the CR201 or the Device will include the following sentence in the main body of the press release prior to the general "About 3Com" section:

     "Copper Mountain Networks, Inc., has verified that the [3Com product name] provides "CopperCompatible/TM/" interoperability with Copper Mountain DSL equipment."

VAR CHANNEL ACTIVITIES

     1.      [***]

     2.      [***]

WWW ACTIVITIES

     1. 3Com will create WWW pages to describe the Product and the Device. On the 3Com WWW home page, 3Com will add an xDSL entry to the "Select a Product Category" pull-down menu directing users to the pages which describe the Product and the Device.

     2.      [***]

                                      37.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.

TRADE SHOW/DEMO ACTIVITIES

     1. 3Com will provide Seller with samples of the 3Com Branded CR201 and Devices and permission to display or demo each in Seller trade show booths, demo suites, and at the Seller corporate demo room housed in Seller's offices. Seller will not discuss or show 3Com in a negative manner when undertaking such activities.

     2. [***] At 3Com's option, Seller will make available personnel to help staff this demo on a part-time basis. Seller acknowledges that the Seller DSLAM does not have to be displayed or in public view at any such booth.

MISCELLANEOUS

     1. 3Com will permit Seller to display 3Com Branded CR201 and Device product descriptions and images in Seller promotional literature and on the Seller WWW site, identified as 3Com products compatible with Seller DSLAMs.

                                      38.

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        with the Commission. Confidential treatment has been requested with respect to the omitted portions.